John Hancock Advisers, LLC 601 Congress Street Boston, MA 02210

June 25, 2014

To the Trustees of
John Hancock Funds
601 Congress Street
Boston, MA 02210

Re:	Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C, Appendix D, Appendix E and Appendix F hereto.

2. The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix G, Appendix H, Appendix I and Appendix J hereto.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST
John Hancock Focused High Yield Fund
John Hancock Global Conservative Absolute Return Fund
John Hancock Global Rates Long/Short Fund
John Hancock Global Short Duration Credit Fund
John Hancock Government Income Fund
John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST
John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST
John Hancock Balanced Fund
John Hancock Disciplined Value International Fund
John Hancock Enduring Equity Fund
John Hancock Global Opportunities Fund
John Hancock Large Cap Equity Fund
John Hancock Seaport Fund
John Hancock Small Cap Core Fund
John Hancock Value Equity Fund

JOHN HANCOCK INVESTMENT TRUST II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund
John Hancock Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III
John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND
John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES
John Hancock Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND
John Hancock Massachusetts Tax-Free Income Fund
John Hancock New York Tax-Free Income Fund

A-1

APPENDIX B

Fund Level Contractual Expense Limitations

For purposes of the first part of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Expiration Date of
Fund	Annual Expense Limit	Expense Limit
None

B-1

APPENDIX C

Class Level Contractual Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

											Expiration
											Date of
	Classes										Expense
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6	Limit
Enduring	1.90%	N/A	2.60%	1.60%	N/A	N/A	N/A	N/A	N/A	1.50%	2/28/2015
Equity Fund											for Class A,
											Class I and
											Class R6

											2/29/2016
											for Class C
Financial	N/A	N/A	2.15%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Industries Fund
Global	N/A	N/A	N/A	N/A	N/A	1.61%	N/A	N/A	N/A	1.10%	2/28/2015
Opportunities
Fund
Greater China	N/A	N/A	N/A	1.34%	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Opportunities
Fund

											Expiration
											Date of
	Classes										Expense
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6	Limit
Large Cap	N/A	1.82%[1]	1.82%[1]	0.78%	N/A	N/A	N/A	N/A	N/A	N/A	2/29/2016[1]
Equity Fund
U.S. Global	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.85%	2/28/2015
Leaders
Growth Fund
Value Equity	1.45%[2]	N/A	2.15%[2]	1.15%[2]	N/A	N/A	N/A	N/A	N/A	N/A	2/29/2016[2]
Fund
Bond Fund	See	See	See	See	N/A	See	N/A	N/A	N/A	0.57%	See below
	below	below	below	below		below				(expires
										9/30/2014)
										and see
										below
Focused High	N/A	1.85%[3]	N/A	0.72%[3]	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2015[3]
Yield Fund
Global	1.50%[4]	N/A	2.25%[4]	1.19%[4]	N/A	N/A	N/A	N/A	N/A	1.10%	9/30/2014
Conservative											for Class R6
Absolute											shares
Return Fund
											9/30/2015
											for Class A,
											Class C and
											Class I
											shares[4]
Government	0.98%[5]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2015[5]
Income Fund
____________________

1 At the June 23-25, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the decrease of the fee waiver and/or expense reimbursement arrangements set forth above for Class B and Class C shares of Large Cap Equity Fund (in each case, from 1.83% to 1.82%) with an expiration date of February 29, 2016, effective as of July 1, 2014.
2 At the June 23-25, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangements set forth above for Class A, Class C and Class I shares of Value Equity Fund with an expiration date of February 29, 2016, effective as of the commencement of operations of the Fund’s Class A, Class C and Class I shares, as applicable.
3 At the June 23-25, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, (i) the fee waiver and/or expense reimbursement arrangement set forth above for Class B shares of Focused High Yield Fund with an expiration date of September 30, 2015, effective as of July 1, 2014, and (ii) the extension of the expiration date of the fee waiver and/or expense reimbursement arrangement set forth above for Class I shares of the Fund to September 30, 2015, effective upon the current expiration date of September 30, 2014.
4 At the June 23-25, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, (i) the fee waiver and/or expense reimbursement arrangement set forth above for Class C shares of Global Conservative Absolute Return Fund with an expiration date of September 30, 2015, effective as of the commencement of operations of the Fund’s Class C shares, and (ii) the extension of the expiration date of the fee waiver and/or expense reimbursement arrangements set forth above for Class A and Class I shares of the Fund to September 30, 2015, effective upon the current expiration date of September 30, 2014.
5 At the June 23-25, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the fee waiver and/or expense reimbursement arrangement set forth above for Class A shares of Government Income Fund to September 30, 2015, effective upon the current expiration date of September 30, 2014.

For John Hancock Bond Fund, the Adviser and its affiliates agree to waive a portion of their fees and/or reimburse certain Expenses in order to reduce the total annual fund operating expenses for Class A, Class B, Class C, Class I, Class R2 and Class R6 shares by 0.05% of the Fund’s average daily net assets. These fee waivers and/or expense reimbursements expire on September 30, 2015, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at the time.*

* At the June 23-25, 2014 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2015) of the fee waiver and/or expense reimbursement arrangement, effective upon the current expiration date of September 30, 2014.

APPENDIX D

Class Specific Contractual Expense Limitations

For purposes of this Appendix:

Except as noted, the Adviser contractually agrees to waive and/or reimburse all class-specific expenses* for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees, blue-sky fees, and printing and postage fees, as applicable,** and other class-specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).

For purposes of implementing any total fund operating expense limitations set forth in the tables in Appendix C in addition to a Class Expense Waiver for the same share class, the Class Expense Waiver will be applied first and if following the application of the Class Expense Waiver to the extent that “Expenses” of the share class (as described in Appendix C) exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table in Appendix C (the “Class Total Operating Contractual Expense Limitation”), the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to the class in an amount equal to the amount by which “Expenses” (as described in Appendix C) of the share class exceed the Class Total Operating Contractual Expense Limitation.

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

*For Value Equity Fund, the Adviser contractually agrees to waive and/or reimburse all transfer agency fees and service fees, as applicable, to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table, but not all class-specific expenses. For Value Equity Fund, the Adviser voluntarily agrees to waive and/or reimburse all blue-sky fees and printing and postage fees, as applicable, to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table. This voluntary fee waiver and/or expense reimbursement may be amended or terminated at any time by the Adviser on notice to the Trust.

**Blue-sky fees and printing and postage fees are applicable Class Level Expenses for the Class Expense Waiver of the following Funds: Disciplined Value International Fund, Enduring Equity Fund, Financial Industries Fund, Global Opportunities Fund, Greater China Opportunities Fund, Seaport Fund, Global Conservative Absolute Return Fund and Global Rates Long/Short Fund.

											Expiration
											Date of
	Classes										Expense
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6	Limit
Balanced Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Classic Value
Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Disciplined	0.55[1]	N/A	1.25%[1]	0.25%[1]	N/A	0.60%[1]	N/A	0.35%[1]	N/A	0.00%[1]	2/29/2016[1]
Value
International
Fund

D-1

											Expiration
											Date of
	Classes										Expense
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6	Limit
Enduring
Equity Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Financial
Industries	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Fund
Global
Opportunities	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Fund
Greater China
Opportunities	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Fund
Large Cap
Equity Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015

Regional Bank
Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Seaport Fund	0.55%	N/A	1.25%	0.25%	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015 for
											Class A,
											Class I and
											Class R6

											2/29/2016 for
											Class C
Small Cap
Equity Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
U.S. Global
Leaders	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Growth Fund
Value Equity	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	2/29/2016[2]
Fund
Bond Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	9/30/2015
Global
Conservative
Absolute	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	9/30/2015
Return Fund
Global Rates	0.55%[3]	N/A	1.25%[3]	0.25%[3]	N/A	N/A	N/A	N/A	N/A	0.00%[3]	9/30/2015[3]
Long/Short
Fund
Income Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	9/30/2015

1 At the June 23-25, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangements set forth above for Class A, Class C, Class I, Class R2, Class R4 and Class R6 shares of Disciplined Value International Fund with an expiration date of February 29, 2016, effective as of the commencement of operations of the Fund’s Class A, Class C, Class I, Class R2, Class R4 and Class R6 shares, as applicable.
2 At the June 23-25, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement set forth above for Class R6 shares of Value Equity Fund with an expiration date of February 29, 2016, effective as of the commencement of operations of the Fund’s Class R6 shares.
3 At the June 23-25, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangements set forth above for Class A, Class C, Class I and Class R6 shares of Global Rates Long/Short Fund with an expiration date of September 30, 2015, effective as of the commencement of operations of the Fund’s Class A, Class C, Class I and Class R6 shares, as applicable.

D-2

APPENDIX E

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Money Market Fund’s management fee to a maximum annual rate of 0.40% of the Fund’s average daily net assets. The limitation will continue until at least July 31, 2015.*

* At the March 10-13, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to July 31, 2015) of the management fee limitation, effective upon the current expiration date of July 31, 2014.

The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.53% of the Fund’s average daily net assets. The limitation will continue until at least September 30, 2015.**

** At the June 23-25, 2014 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2015) of the management fee limitation, effective upon the current expiration date of September 30, 2014.

E-1

APPENDIX F

Fund Level Contractual Limitation on Fund Level Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) Rule 12b-1 fees, (f) transfer agent fees and service fees, (g) shareholder servicing fees, (h) blue sky fees, (i) printing and postage, (j) acquired fund fees and expenses paid indirectly, and (k) short dividend expense.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

	Limit on Fund Level	Expiration Date of
Fund	Expenses	Expense Limit
Disciplined Value International Fund	0.95%	2/29/2016[1]
Global Rates Long/Short Fund	1.15%	9/30/2015[2]
____________________

1 At the June 23-25, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement for Disciplined Value International Fund with an expiration date of February 29, 2016, effective as of the commencement of the Fund’s operations.
2 At the June 23-25, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement for Global Rates Long/Short Fund with an expiration date of September 30, 2015, effective as of the commencement of the Fund’s operations.

F-1

APPENDIX G

Fund Level Voluntary Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Expiration Date of
Fund	Annual Expense Limit	Expense Limit*
None

* These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

G-1

APPENDIX H

Class Level Voluntary Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

											Expiration
											Date of
	Classes										Expense
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6	Limit*
Global
Opportunities
Fund	1.55%	N/A	2.25%	1.25%	N/A	N/A	N/A	N/A	N/A	N/A
Global Short
Duration
Credit Fund	1.35%	N/A	N/A	1.04%	N/A	N/A	N/A	N/A	N/A	N/A
Financial
Industries
Fund	N/A	2.15%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Small Cap
Core Fund	1.50%	N/A	N/A	1.20%	N/A	N/A	N/A	N/A	N/A	N/A

*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b-1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield. In addition, the Adviser and its affiliates have voluntarily agreed to waive a portion of their fees (including, but not limited to, Rule 12b-1 fees) and/or reimburse certain expenses to the extent necessary to assist the fund in attempting to achieve a positive yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

H-1

APPENDIX I

Fund Level Voluntary Limit on Other Expenses

For purposes of this Appendix:

The Adviser voluntarily agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) blue sky fees, (i) printing and postage, (j) borrowing costs, (k) prime brokerage fees, (l) acquired fund fees and expenses paid indirectly, and (m) short dividend expense.

	Limit on Other	Expiration Date of
Fund	Expenses	Expense Limit*
Enduring Equity Fund	0.25%
Global Conservative Absolute Return Fund	0.25%
Seaport Fund	0.25%

* These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

I-1

APPENDIX J

Fund Level Voluntary Investment Management Fee Waivers

None.

J-1